HPS Investment Partners, LLC    |    40 West 57th Street, 33rd Floor, New York, NY 10019
Exhibit 99.1
Dear Shareholders,
The HPS Corporate Lending Fund (“HLEND” or the “Fund”) was designed to bring individual investors the core benefits of
HPS’s institutional direct lending platform: attractive risk-adjusted returns, durable current income and a defensively positioned portfolio.
We believe HLEND continues to deliver on that objective. Since inception through July 31, 2026, the Fund generated a
9.9% annualized total net return for Class I shareholders,¹ representing a 3.5% premium to broadly syndicated loan total returns over the same period.² As of August 2026, HLEND also delivered an annualized distribution rate of 9.8% for Class I shareholders.³
During the third quarter, HLEND received repurchase requests totaling approximately 11.5% of shares outstanding as of
June 30, 2026,⁴ down from approximately 13.3% in the second quarter. Consistent with the Fund’s established framework,
HLEND will repurchase 5.0% of shares outstanding as of June 30, 2026, or approximately $600 million.
HLEND’s quarterly liquidity framework is designed to align investor capital with the expected duration of private credit investments, enabling the Fund to maintain a long-term investment approach while also providing recurring liquidity to shareholders.⁵
HLEND continues to maintain significant capital flexibility. The Fund repurchased shares with an aggregate value of approximately $1.7 billion across the three repurchase periods ending June 30, 2026 while keeping leverage essentially stable at the low end of its target range and maintaining substantial available liquidity.
HLEND’s portfolio remains highly diversified and conservatively positioned. As of June 30, 2026, HLEND held investments across 359 companies and 53 industries,6 with approximately 95% of the portfolio invested in first-lien senior secured loans7 and a weighted average loan-to-value ratio of 39%.8 The Fund continues to focus on larger, established companies, with a weighted average EBITDA of approximately $262 million.8
Underlying portfolio company performance also remains strong. Over the twelve months ended June 30, 2026, HLEND’s private portfolio companies grew revenue by 12.4% and EBITDA by 14.1%,9 while weighted average interest coverage remained healthy at 2.3x.10
At the same time, we believe the direct lending opportunity set has become more attractive, supported by higher base rates, wider spreads and resilient fundamentals among larger upper-middle-market companies.11 We believe HLEND’s available capital, broad sourcing capabilities and disciplined underwriting approach position the Fund to capitalize on attractive opportunities as they emerge.
We remain focused on delivering attractive risk-adjusted returns and consistent income while maintaining a high-quality portfolio and providing recurring shareholder liquidity within HLEND’s established framework.
We thank you for your continued trust and partnership.
Sincerely,
HPS Corporate Lending Fund
HPS Investment Partners, LLC    |    40 West 57th Street, 33rd Floor, New York, NY 10019
Important Disclosures:
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS and there can be no assurance that HLEND will achieve its objectives or avoid substantial losses. Opinions expressed herein reflect the current opinions of HPS as of the date hereof (unless otherwise specified) and are based on HPS’s opinions of the current market environment, which is subject to change.
Certain information contained in this document constitutes “forward looking statements,” which can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof.
These may include HLEND’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward‐looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. HLEND believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its prospectus and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”) which will be accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in HLEND’s prospectus and other filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.
1 As of July 31, 2026 for Class I Common Shares. Total net return is calculated as the change in monthly NAV per share during the period plus distributions per share (assuming any distributions, net of shareholder servicing fees, are reinvested in accordance with HLEND’s distribution reinvestment plan) divided by NAV per share at the beginning of the period, which is calculated after the deduction of ongoing expenses that are borne by investors, such as management fees, incentive fees, applicable shareholder servicing and/or distribution fees, interest expense, offering costs, professional fees, director fees and other general and administrative expenses. The information presented is for a very limited amount of time and is not representative of the long-term performance of HLEND. The returns have been prepared using unaudited data and valuations of the underlying investments in the
HLEND portfolio, which are estimates of fair value and form the basis for HLEND's NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. The annualized inception-to-date total net return is 9.7% for Class D shares, 9.5% for Class F shares, and 9.1% for
Class S shares. Inception to date figures for Class S, Class F, Class D and Class I shares use the initial offering price of $25.00. Inception date of Class D,
Class F, and Class I is February 3, 2022, and inception date used for Class S for purposes of the inception-to-date figures is February 3, 2022. See footnote
12 below for more information on Class S. An investment in HLEND is subject to a maximum upfront placement fee of 3.5% for Class S and 2.0% for
Class D, Class F and Class I, which would reduce the amount of capital available for investment, if applicable.
2 Source: Morningstar LSTA US Leveraged Loan Total Return Index. Broadly syndicated loan annualized total return is calculated assuming an investment period of January 31, 2022 through July 31, 2026 using monthly return data from the Morningstar LSTA US Leveraged Loan Total Return Index. Total
return is defined as gross income return, net realized gains (losses), and net unrealized gains (losses). The premium is the difference between HLEND’s
Class I annualized inception to date total net return through July 31, 2026, which was 9.9%, and the broadly syndicated loan annualized total return over the period above, which was 6.4%. It is not possible to invest in an index, and the returns above do not represent the returns of HLEND. The indices employ different investment guidelines and criteria than HLEND and do not employ leverage; as a result, the holdings in HLEND and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses.
3 As of August 2026 for Class I Common Shares. Annualized distribution rate is calculated by multiplying the sum of the month’s stated base distribution per share and variable supplemental distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate for August 2026 was 9.5% for Class D Common Shares, 9.3% for Class F Common Shares, and 8.9% for Class S Common Shares. The
August 2026 annualized base distribution rate was 7.9% for Class I Common Shares, 7.6% for Class D Common Shares, 7.3% for Class F Common
Shares, and 7.0% for Class S Common Shares. Annualized distribution rates do not represent the actual distribution rate for any 12-month period and annualized rates calculated based on a different time horizon than August 2026 will differ from, and may be lower than, the annualized rates shown.
Distributions declared from HLEND’s inception through August 2026 have been fully comprised of net investment income. To the extent that future distributions are comprised in part or entirely of a return of capital or sources other than net investment income, the composition of such distributions will be disclosed on the HLEND website. Please visit the dividends and tax page on the HLEND website for notices regarding distributions subject to Section
19(a) of the Investment Company Act of 1940. The payment of future distributions is subject to the discretion of HPS Advisors, LLC (the “Investment
Adviser”), under delegated authority of HLEND Board of Trustees, and there can be no assurance as to the amount or timing of any such future distributions. HLEND cannot guarantee that HLEND will make distributions, and if HLEND does, HLEND may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and HLEND has no limits on the amounts HLEND may pay from such sources. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price.
4 Estimated pending final transfer agent processing of tender requests.
5 Quarterly tender offers to repurchase shares are targeted at 5.0% of HLEND’s common shares outstanding (by number of shares) per quarter, but not guaranteed to occur at that level or at all. HLEND’s Board of Trustees may amend or suspend share repurchases at its discretion.
6 Based on MSCI / S&P Global Industry Classification Standard (“GICS”) industry definition.
HPS Investment Partners, LLC    |    40 West 57th Street, 33rd Floor, New York, NY 10019
7 As of June 30, 2026. Percentage based on the aggregate fair value of the investment portfolio as of June 30, 2026. Includes “last out” portions of first lien senior secured loans. The portion of HLEND’s portfolio invested in first lien senior securities may vary over time.
8 As of June 30, 2026. Calculated with respect to all level 3 investments (or, with respect to weighted average loan to value, all level 3 debt investments) in the investment portfolio for which fair value is determined by the Investment Adviser (in its capacity as the investment adviser of HLEND, with assistance, at least quarterly, from a third-party valuation firm, and overseen by HLEND’s Board of Trustees), and excludes quoted assets, investments on non-accrual status (and investments in the same or a related legal entity) as of June 30, 2026, and investments in joint ventures. In the case of weighted average
EBITDA only, excludes investments with no reported EBITDA or where EBITDA, in the Investment Adviser’s judgement made in its discretion, was not a material component of the original investment thesis, such as loan-to-value-based loans, or NAV-based loans. Weighted average EBITDA is weighted based on the fair value of the total applicable level 3 investments. Loan to value is calculated as net debt through each respective investment tranche in which HLEND holds an investment divided by enterprise value or value of underlying collateral of the portfolio company. Weighted average loan to value is weighted based on the fair value of the total applicable level 3 debt investments. Figures are derived from the most recent financial statements from portfolio companies.
9 Represents last twelve months’ EBITDA/revenue growth in HLEND’s private portfolio using the latest financials available as of June 30, 2026.
Calculated with respect to all level 3 investments in the investment portfolio as of June 30, 2026 for which fair value is determined by the Investment
Adviser (in its capacity as investment adviser to HLEND, with assistance, at least quarterly, from a third-party valuation firm, and overseen by HLEND's
Board of Trustees), and excludes quoted assets, investments on non-accrual status (and investments in the same or a related legal entity) as of June 30,
2026, and investments in joint ventures. Excludes investments with no reported EBITDA or where EBITDA, in the Investment Adviser’s judgement made in its discretion, was not a material component of the original investment thesis, such as loan-to-value-based loans, or NAV-based loans. Weighted average
EBITDA is weighted based on the fair value of the total applicable level 3 investments. Excludes companies with a year‑over‑year reporting period of less than twelve months.
10 Interest coverage ratio of the investment portfolio as of June 30, 2026, determined on a weighted average basis with respect to the applicable level 3 debt investments (as described below), and weighted based on the fair value of such level 3 debt investments, is estimated as the ratio of average last-twelve-
month EBITDA (“LTM EBITDA”) to cash interest based on the borrowing levels and market rates as of April 30, 2026 with respect to each level 3 debt investment in the investment portfolio, and excludes quoted assets, investments on non-accrual status (and investments in the same or a related legal entity)
as of June 30, 2026, and investments in joint ventures as well as investments with no reported EBITDA or where EBITDA, in the Investment Adviser’s judgement made in its discretion, was not a material component of the original investment thesis, such as loan-to-value based loans or NAV-based loans.
Portfolio company credit statistics for HLEND are derived from the most recently available portfolio company financial statements as of June 30,
2026, have not been independently verified by HLEND, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears.
Accordingly, HLEND makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period.
11 Source: Base rates are sourced from Bloomberg using the CME Term SOFR 3-Month forward curve as of July 31, 2026. Direct lending spreads are sourced from KBRA DLD for companies with $100 million or more of trailing twelve-month EBITDA as of June 30, 2026. Company fundamentals, including trailing twelve-month revenue and EBITDA growth and interest coverage ratios, are sourced from the Lincoln VOG Proprietary Private Market
Database for companies with more than $100 million of EBITDA as of June 30, 2026.. This information is being provided for illustrative purposes only and is not representative of any investment.  While HLEND may seek out an investment that contains the characteristics described here, there can be no assurances that any such opportunities will be available or that the investments in the actual portfolio will share any of these characteristics. In addition, there is no guarantee that the trends described herein will continue or that HLEND will be able to successfully take advantage of these trends.
12 Represents the figures attributable to Class S if Class S commenced operations at the same time as Class F, Class D and Class I. For the avoidance of doubt, Class S commenced operations on October 1, 2023 and the figures attributed to Class S for the inception-to-date annualized total net return do not constitute actual performance of Class S shares. For the period between November 2022 to September 2023 (i.e. the month before the commencement of Class S), total net return for Class S has been derived by deducting the Class S annual shareholder servicing and distribution fee of
0.85% from actual net historical distributions attributable to Class I shares during such period (assuming that the Managing Dealer of HLEND would have waived the shareholder servicing and distribution fees for Class S  for the first nine months following the date on which HLEND commenced operations, as the Managing Dealer had done for Class D Common Shares and Class F Common Shares). The inception date of Class S for purposes of annualized inception-to-date total net return is assumed to be February 3, 2022. The actual inception-to-date annualized total net return is 8.9% for Class S common shares as of July 31, 2026.